Exhibit 99.1

CONTACT: William J. Begley, Jr.

eMail: InvestorRelations@SafetyInsurance.com

Tel: 877-951-6412

Safety Estimates Impact of Massachusetts Residual Market Reform

Boston, Massachusetts, January 14, 2005.  Safety Insurance Group, Inc. (NASDAQ: SAFT) is updating its estimate of the financial impact of the reform approved on December 31, 2004 of the residual market system for personal automobile insurance in Massachusetts.

Background of Residual Market Reform

As we disclosed in our September 30, 2004 Form 10-Q filed with the United States Securities Exchange Commission (the “SEC”) on November 9, 2004, the Massachusetts Insurance Commissioner (the “Commissioner”) held a public hearing on October 29, 2004 to consider testimony regarding the Revised Proposed Rules and whether to approve the Revised Proposed Rules for adoption by Commonwealth Automobile Reinsurers (“CAR”).

On November 23, 2004 the Commissioner issued an order approving the Revised Proposed Rules, with certain changes (the “Amended Revised Rules”). The Commissioner’s Order on the Amended Revised Rules can be found on the Massachusetts Division of Insurance website at http://www.mass.gov/doi/Legal_Hearings/C2004-02_order.pdf. On December 17, 2004 the Commissioner held a public comment hearing to consider testimony relative to the Amended Revised Rules in accordance with Article X of the CAR Plan. The Amended Revised Rules were approved (the “Approved Rules”) on December 31, 2004 and are effective January 1, 2005. The Commissioner’s Order on the Approved Rules can be found on the Massachusetts Division of Insurance website at http://www.mass.gov/doi/Legal_Hearings/C2004-02_dec_order.pdf. The Approved Rules can be found on the Massachusetts Division of Insurance website at http://www.mass.gov/doi/Legal_Hearings/MAIP_Appendix_A.pdf.

Summary of Residual Market Reform

As we disclosed in our Annual Report on Form 10-K filed with the SEC on March 15, 2004 (the “Company’s 10-K”), the Massachusetts Attorney General (the “AG”) in a letter to the Commissioner dated June 25, 2002, reported that his office determined that CAR’s current methodology for assigning Exclusive Representative Producers (“ERPs”) and distributing the CAR deficit needed to be changed to produce a fair and equitable market.

The Approved Rules are designed to achieve the result called for by the AG by replacing CAR with an assigned insurance plan, the “Massachusetts Assigned Insurance Plan” (the “MAIP”), similar to those employed in 42 other states.   The Approved Rules consist of two parts.  One part applies to the operation of the MAIP, which will be phased in during 2006 and 2007 and which will fully replace CAR beginning January 1, 2008.  The MAIP will provide for random and equitable distribution to companies of risks unable to obtain insurance in the voluntary market.  The second part of the Approved Rules consists of a series of transition rules that will take effect in 2005, 2006 and 2007 (the “Transition Rules”).  The Approved Rules include the following provisions:

•                  The ERP financial burden will be distributed amongst all companies in a manner that ensures that each company’s share of the ERP burden is proportional to its voluntary agent market share.

•                  Starting in 2005:

•                  Companies with more than 2% of the market are required to be servicing carriers for CAR.

•                  On February 1, 2005 CAR will redistribute ERPs amongst the 12 largest companies such that:

•                  Each company will have an equitable share or number of ERP policies, and

•                  Each company’s ERP policies will produce similar loss ratios to ensure equitable financial results of the ERP burden.

•                  Starting in 2006:

•                  A transition to the MAIP will commence.

•                  Producers will have real time access to the MAIP for assigning a risk to a company and issuing a policy.

•                  Risks that are accident and violation free during the prior three years (so called “Clean in 3”) are not eligible for placement in MAIP.

•                  Beginning January 1, 2006 new business will be eligible for the MAIP.

•                  Starting in 2007:

•                  Beginning January 1, 2007 renewal business will be eligible for the MAIP.

•                  Starting in 2008:

•                  Beginning January 1, 2008 the MAIP replaces CAR as the method of distributing residual market risks and apportioning the residual market burden to companies in Massachusetts.

Overview of Approved Rules and Estimated Impact to Safety

In general, the Approved Rules will allocate ERP results in a fair and equitable manner, such that our proportional share of the CAR deficit and MAIP assignments will approximate the Company’s market share.

Safety’s share of the CAR deficit prior to Reform

While our current share of ERP exposures is appropriate, our share of the residual market burden from these exposures is not.  According to CAR data the Company had a 19.5% share of the High Loss Ratio ERP exposures (ERPs with loss ratios of 125% or greater) as compared to an expected 11.6% share based on our voluntary market share.

The Company has also incurred a proportionally higher share of the CAR deficit primarily as a result of ceding more High Loss Ratio ERP business to CAR than our competitors. The reason we have ceded more High Loss Ratio ERP business to CAR is that the Company had proportionally 68% more of the High Loss Ratio ERP business as compared to our average competitor. In addition, our private passenger loss ratio has been negatively impacted by retaining a higher portion of High Loss Ratio ERP business as compared to our average competitor.

Approved Transition Rules for CAR policy years 2005 through 2007

As noted above, the Approved Rules contain several Transition Rules that will be in effect during 2005 through 2007.  We estimate that these Transition Rules will have the following impact on Safety.

Beginning in 2005, insurers that have market shares of 2.0% or more will service ERPs. On January 6, 2005 CAR reassigned 7 of our High Loss Ratio ERPs to other servicing carriers, which will reduce our share of High Loss Ratio ERPs by 18,733 exposures. On January 10, 2005 CAR reassigned 10 ERPs from non-servicing carriers to us, which will increase our share of ERPs by 15,371 exposures.

We estimate that our private passenger automobile loss ratio would improve because the Company would no longer be retaining business from 7 High Loss Ratio ERPs that have been reassigned to other companies as described above. We estimate that the impact of retaining business from the 7 High Loss Ratio ERPs has increased our private passenger loss ratio by 0.6% in 2004. The benefit of a reduction in loss ratio would be partially earned in 2005 and fully realized in 2006. Assuming that retaining business from those ERPs would have the same effect on our loss ratio and amount of incurred losses in 2005 and 2006 as in 2004, we estimate that our private passenger 2005 accident year loss ratio would decrease 0.4% and reduce our incurred losses in 2005 by approximately $0.9 million pre-tax, and we estimate that our private passenger 2006 accident year loss ratio would improve by approximately 0.6% and reduce our incurred losses in 2006 by approximately $2.7 million pre-tax. The benefits of this change would also reduce our incurred losses in policy years 2007 and beyond.

The reduction in High Loss Ratio ERP business will also decrease our loss adjustment expenses in the future. However, the benefit of a reduction in High Loss Ratio ERPs would be partially earned in 2005 and fully realized in 2006 because we must service the expiring policies and effect settlement of all outstanding claims. We estimate that, assuming that the reassigned business would have had the same effect on our expenses in 2005 and 2006 that we estimate it had in 2004, as a result of reduced claim frequency the pre-tax expense savings to the Company from the reduction of High Loss Ratio ERP business would be approximately $0.6 million in 2005, and $0.8 million in 2006.

Further, the Approved Rules apportion the CAR deficits for policy years 2005 through 2007 by dividing the deficit into three pools. There is a deficit resulting from business ceded from High Loss Ratio ERPs, a deficit resulting from business ceded from non-High Loss Ratio ERPs and voluntary agents, and a deficit that results from the subsidies contained in the rates. Generally business ceded to CAR is underpriced as a result of the subsidies contained in the Commissioner’s Rate decision to make automobile insurance rates for some insureds more affordable in certain classes and territories. Approximately 14% of the insureds in the state have rates that are subsidized by the remaining 86%. Currently CAR offers Rule 12 Credits (“Credits”) that offer carriers a reduced share of the CAR deficit for retaining certain class and territorial combinations of business. The Commissioner has determined that the current CAR system of Credits is not fair and equitable, and has approved a subsidy clearinghouse approach to Credits based on the actual rate subsidies contained in the Commissioner’s rate decision.

The Approved Rules will reduce our share of the CAR deficit to a level that is consistent with our market share. Under the current rules our estimation using 2003 policy year CAR data is that the CAR deficit for 2003 will be approximately $314.0 million. If the 2005 policy year CAR deficit was equal to $314.0 million, under the Approved Rules we estimate that our reduced share of the 2005 policy year CAR deficit would reduce our costs by $10.3 million pre-tax with approximately $5.4 million earned in 2005, and $4.9 million earned in 2006. If the 2006 policy year CAR deficit approximates our 2003 estimation, under the Approved Rules we estimate that our reduced share of the 2006 policy year CAR deficit would reduce our costs by $10.3 million pre-tax with approximately $5.4 million earned in 2006, and $4.9 million earned in 2007. While we cannot reasonably estimate the CAR deficit for policy year 2007, the Approved Rules would also reduce our share of the CAR deficit in that year.

It should be noted, however, that the estimates in this release include a number of assumptions about variables. Many of these variables are outside our control, such as the frequency and severity of losses, the prevailing levels of premium rates and our market share, and that our actual results will likely differ.  Please see the “Cautionary Statement” below.

Approved Rule Changes Implementing the MAIP during policy years 2006 and beyond

The MAIP, which involves the random assignment of high-risk drivers to insurers, is to be phased in beginning in 2006 for new business and in 2007 for renewal business from voluntary agents. On January 1, 2008, the MAIP replaces CAR and the assignment of ERPs as the method of distributing residual market risks and apportioning residual market costs. Our estimate of the financial impact to the Company from the MAIP in 2006 is included in our estimation of our share of the CAR deficit for 2006. We believe for policy year 2007 and future policy years our share of the residual market burden from the MAIP would be proportional to our market share. However, we cannot reasonably estimate the impact of the MAIP as it relates to policy years 2007 and beyond on our operating results because we cannot determine other competitors’ reactions to the Approved Rules, and the size of the MAIP is dependent on this and other variables that we cannot reasonably predict.

Summary of Estimated Financial Impact to Safety of Approved Rule Changes

A summary of the estimated pre-tax financial impact of the Approved Rules that result in reduced expenses and incurred losses for the years 2005 and 2006 is as follows:

	For the Years Ended December 31,
	2005	2006
	(Dollars in millions)
Reduction in Private Passenger Loss Ratio
ERP Redistribution	$0.9	$2.7

Reduction in Loss Adjustment Expenses
for redistributed High Loss Ratio ERPs	0.6	0.8

Reduction in Assumed 2005 and beyond CAR Deficit(1)
ERP Redistribution and Revised CAR Deficit Sharing Formula	5.4	10.3

Reduction in Losses and Expenses	$6.9	$13.8

(1) The Assumed CAR Deficit is the net loss of the residual market which is equal to CAR assumed premiums,

minus CAR assumed expenses and minus CAR assumed losses

A lawsuit has been filed in a Massachusetts Superior Court by Commerce Insurance Company that seeks an order permanently enjoining enforcement and/or implementation of the Approved Rules.  Further, proposed legislation has been filed by several state senators that, if enacted, would require additional legislation in order for the MAIP to be established.  The Approved Rules remain in effect pending the outcome of this litigation and the consideration of the proposed legislation by the Massachusetts Legislature.

About Safety:  Safety Insurance Group, Inc. is the parent of Safety Insurance Company and Safety Indemnity Insurance Company, which are Boston, MA, based writers of property and casualty insurance.  Safety is a leading writer of personal automobile insurance in Massachusetts.

Additional Information:  Press releases, announcements and SEC Filings are available for viewing or download at our company website located at www.SafetyInsurance.com, under “About Safety”, “Investor Information”.

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Cautionary Statement under “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995

This press release contains, and Safety may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws.

Forward-looking statements might include one or more of the following, among others:

•                  Projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items;

•                  Descriptions of plans or objectives of management for future operations, products or services;

•                  Forecasts of future economic performance, liquidity, need for funding and income; and

•                  Descriptions of assumptions underlying or relating to any of the foregoing.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward looking statements. Without limiting the foregoing, the estimates of the financial impact of the Approved Rules and related disclosure set forth above are forward looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.   Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Approved Rules are successfully appealed by Commerce or one or more of our other competitors, the possibility that the Commissioner may approve future Rule changes that change the operation of the residual market, the risk that the legislation described above is adopted, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our prospectus in the registration statement on Form S-1 filed with the SEC on November 22, 2002.

Our estimates of the financial impacts of the Approved Rules are based on a number of assumptions, including particularly the assumptions that the Massachusetts private passenger auto insurance market, and our participation in that market, with respect to such things as losses, expenses, premium rates and market share, in 2005 and 2006 will be the same as in 2003 with respect to the impact on our reduced share of the CAR deficit and 2004 with respect to the effects of reassignment of high loss ratio ERPs.   Therefore, the estimates set forth in this press release only describe what the impact of the Transition Rules would be if conditions in the future were the same as conditions in the relevant prior year; they are not based on a projection of what the Company’s actual losses, expenses and market share, as well as the prevailing premium rates in Massachusetts, the size of the CAR deficit and other factors, will be in those future years, each of which is difficult to predict with accuracy.  Although management believes that this approach is a reasonable basis on which to illustrate the potential effect of the new rules, these variables are unlikely to be exactly the same as in 2003 or 2004, as applicable, and therefore investors should not place undue reliance on these estimates. The factors described above, among others, will likely cause our actual results to differ from the estimates, and the difference could be material.

Some other factors, such as market, operational, liquidity, interest rate, equity and other risks, are described elsewhere in our Quarterly Reports on Form 10-Q. Factors relating to the regulation and supervision of our Company are also described or incorporated in our Quarterly Reports on Form 10-Q and our Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2004. There are other factors besides those described or incorporated in this report or in the Form 10-K that could cause actual conditions, events or results to differ from those in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.